Exhibit 10.7

Prepared By/Return To:

Lea Stromire Johnson, Esquire

Moore & Van Allen, PLLC

100 N. Tryon Street, Floor 47

Charlotte, NC 28202-4003

MORTGAGE, ASSIGNMENT,

SECURITY AGREEMENT AND

FIXTURE FILING

by

Tempur Production USA, Inc.,

a Virginia corporation,

as grantor,

and

Bernalillo County, New Mexico,

as Issuer,

to and in favor of

Bank of America, N.A.,

a national banking association,

Collateral Agent,

as beneficiary

(This document serves as a Fixture Filing under Section 55-9-502 of the New Mexico Uniform Commercial Code)

Company’s Organizational Identification Number is: 0538906-9

MORTGAGE, ASSIGNMENT,

SECURITY AGREEMENT AND FIXTURE FILING

This Mortgage, Assignment, Security Agreement and Fixture Filing is dated as of the      day of October, 2005, by Tempur Production USA, Inc., a Virginia corporation (herein referred to as the “Company”), whose address is 1713 Jaggie Fox Way, Lexington, Kentucky 40511, and Bernalillo County, New Mexico (herein referred to as the “Issuer”), whose address is One Civic Plaza NW, Albuquerque, New Mexico 87102, for the benefit of Bank of America, N.A., a national banking association, as Collateral Agent for the holders of the Secured Obligations (herein referred to as the “Collateral Agent”), whose address is 231 LaSalle Street, IL1-231-08-30, Chicago, Illinois 60604.

Recitals

A. The Company is party to that certain Credit Agreement dated as of October 18, 2005 (as amended, modified, supplemented, extended, renewed and in effect from time to time, the “Credit Agreement”) among the Company and certain affiliates, as borrowers, Tempur-Pedic International Inc., a Delaware corporation, and certain affiliates and subsidiaries, as guarantors, the lenders identified therein and Bank of America, N.A., as administrative agent, and pursuant to which to which a direct pay letter of credit will be issued (as hereafter may be modified, increased, extended, or renewed and in effect from time to time, the “Letter of Credit”) in support of the Issuer’s Industrial Revenue Bonds (Tempur Production USA, Inc. Project), Taxable Variable Rate Series 2005A (the “Bonds”) in an aggregate principal amount of up to $75 million;

B. The Company and the Issuer have entered into that certain Lease Agreement dated as of September 1, 2005 (as hereafter may be modified, supplemented, extended or renewed and in effect from time to time, the “Issuer Lease Agreement”), pursuant to which Lease Agreement the Issuer has leased the Project (as therein defined) to the Company; and

C. Execution and delivery of this mortgage instrument is a condition to the issuance of the Letter of Credit under the Credit Agreement.

Grants and Agreements

Now, therefore, in order to induce issuance of the Letter of Credit, the Company and the Issuer, as applicable, agree as follows:

Article I

Definitions.

As used in this Mortgage, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings hereinafter specified. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

“Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by the Company and/or the Issuer, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.

“Accounts” means all accounts of the Company within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

“Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

“Bonds” shall have the meaning given to it in the Recitals to this Mortgage.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

“Collateral Agent” means the Collateral Agent and its successors and assigns.

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed.

“Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Mortgage.

“Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.

“Encumbrance” means any Lien, easement, right of way, roadway (public or private), condition, covenant or restriction, Lease or other matter of any nature that would affect title to the Property.

“Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) in connection with the issuance, funding, administration or modification of the Letter of Credit, in negotiating or entering into any “workout” of this Mortgage or any of the other Related Documents, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Related Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property and a reasonable fee to any special master.

“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

“Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.

“Indenture” means that certain Trust Indenture dated as September 1, 2005 between the Issuer and The Bank of New York Trust Company, N.A., as Trustee, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

“Issuer” means Bernalillo County, New Mexico.

“Issuer Estate” means the fee interest and other right, title and interest in the Property now owned or hereafter acquired by the Issuer.

“Issuer Lease Agreement” has the meaning given to it in the Recitals to this Mortgage.

“Land” means the real property described in Exhibit A attached hereto and made a part hereof.

“Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

“Leasehold Estate” means the leasehold estate and all other right, title and interest in the Property now owned or hereafter acquired by the Company pursuant to the Issuer Lease Agreement or otherwise.

“Leases” means all subleases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder. The Issuer Lease Agreement is not one of the Leases for purposes of this Mortgage.

“Letter of Credit” has the meaning given to it in the Recitals to this Mortgage.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

“Mortgage” means this Mortgage, Assignment, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.8 of this Mortgage.

“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to the Collateral Agent and insuring the interest of the Collateral Agent and the holders of the Secured Obligations secured hereby in the Property which are acceptable to the Collateral Agent as of the date hereof, including, without limitation, the Issuer Lease Agreement, (b) the Liens and interests of this Mortgage, (c) other Encumbrances permitted under the Credit Agreement and (d) any other Encumbrance that the Collateral Agent shall expressly approve in its sole and absolute discretion, as evidenced by a “marked-up” commitment for title insurance initialed on behalf of the Collateral Agent.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

“Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which the Company and/or the Issuer now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Mortgage, and the Collateral Agent shall have no responsibility for the performance of the Company’s and/or the Issuer’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all insurance policies held by the Company and/or the Issuer with respect to the Property or the Company’s operation thereof; and (f) all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of the Company with the Collateral Agent or Lenders under the Credit Agreement related to the Property, including any such deposit account from which the Company may from time to time authorize the Collateral Agent to debit and/or credit payments due with respect to the Letter of Credit; together with all Additions to and Proceeds of all of the foregoing.

“Proceeds” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

“Project” has the meaning given to it in the Issuer Lease Agreement.

“Property” means the Real Property and the Personalty, including, without limitation, the Project, and all other rights, interests and benefits of every kind and character which the Company and/or the Issuer now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of the Company’s right, title and interest in and to all Design and Construction Contracts and all Contracts of Sale.

“Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

“Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by the Company and/or the Issuer and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of the Company and/or the Issuer with respect to the Land or Improvements, either in Law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of the Company and/or the Issuer in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.

“Related Documents” means this Mortgage, the Credit Agreement and any and all other documents which the Company or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Secured Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.

“Secured Obligations” means the Obligations and all costs and expenses incurred in connection with enforcement and collection of the Obligations, including reasonable attorneys’ fees and disbursements.

“State” means the State of New Mexico.

“Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on the Company or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

“Trustee” means the trustee under the Indenture at the time in question.

Article II

Granting Clauses; Conditions of Grant.

Section 2.1 Conveyances and Security Interests.

(a) The total Secured Obligations secured by this Mortgage, including, without limitation, amounts the Collateral Agent in its discretion may loan to the Company, together with all interest thereon, may increase or decrease from time to time but the maximum indebtedness outstanding at any one time shall not exceed SIXTY-SEVEN MILLION ONE HUNDRED SEVENTY-THREE THOUSAND THREE HUNDRED THIRTY-SEVEN DOLLARS ($67,173,337).

(b) In order to secure the prompt payment and performance of the Secured Obligations, the Company (i) grants, bargains, sells and conveys the Issuer Lease Agreement, the Leasehold Estate and all of the Company’s other right, title and interest, whether now owned or hereafter acquired, in the Real Property unto the Collateral Agent, with mortgage covenants and upon the statutory mortgage condition, to have and to hold the

Issuer Lease Agreement, the Leasehold Estate and all of the Company’s other right, title and interest, whether now owned or hereafter acquired, in Real Property unto the Collateral Agent forever; provided that the Company may retain possession of the Real Property until the occurrence of an Event of Default; (ii) grants to the Collateral Agent a security interest in the Issuer Lease Agreement, the Leasehold Estate and all of the Company’s other right, title and interest, whether now owned or hereafter acquired, in Personalty; (iii) assigns to the Collateral Agent, and grants to the Collateral Agent a security interest in, all right, title and interests of the Company in all Condemnation Awards and all Insurance Proceeds; and (iv) assigns to the Collateral Agent, and grants to the Collateral Agent a security interest in, all of the Company’s right, title and interest in, but not any of the Company’s obligations or liabilities under, all Design and Construction Documents and all Contracts of Sale.

(c) In order to secure the prompt payment and performance of the Secured Obligations, the Issuer (i) grants, bargains, sells and conveys the Issuer Estate in the Real Property unto the Collateral Agent, with mortgage covenants and upon the statutory mortgage condition, to have and to hold forever, (ii) grants to the Collateral Agent a security interest in the Issuer Estate in the Personalty; and (iii) assigns to the Collateral Agent, and grants to the Collateral Agent a security interest in, all right, title and interest of the Issuer, as owner of the Issuer Estate, in all Condemnation Awards and all Insurance Proceeds. The Issuer acknowledges and agrees that the Issuer intends that this Mortgage shall encumber all of its right, title and interest, whether now owned or hereafter acquired, in the Property.

(d) All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Reimbursement Agreement or any Bank Swap Contract which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

Section 2.2 Absolute Assignment of Leases and Rents.

In consideration of the issuance of the Letter of Credit under the Credit Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company absolutely and unconditionally assigns the Leases and Rents to the Collateral Agent. This assignment is, and is intended to be, an unconditional, absolute and present assignment from the Company to the Collateral Agent of all of the Company’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, and so long as the Company is not in default in the performance of any obligation, covenant or agreement contained in the Leases, the Company shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default or a default by the Company under the Leases) to collect, but not prior to accrual, all Rents. Provided no Event of Default has occurred, the Company agrees to collect and hold all Rents in trust for the Collateral Agent and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Secured Obligations before using the Rents for any other purpose.

Section 2.3 Security Agreement, Fixture Filing and Financing Statement.

This Mortgage creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Mortgage constitutes a security agreement from the Company and the Issuer to the Collateral Agent under the Uniform Commercial Code of the State. In addition to all of its other rights under this Mortgage and otherwise, the Collateral Agent shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of the Company, the Issuer and the Collateral Agent are set forth in the opening paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section. the Company and the Issuer hereby irrevocably authorize the Collateral Agent at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by the Collateral Agent to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage.

Section 2.4 Release of Mortgage and Termination of Assignments and Financing Statements.

If and when the Letter of Credit has expired or been terminated and the Company has paid and performed all of the Secured Obligations, and no further advances are to be made under the Related Documents, the Collateral Agent will provide a release of the Property from the lien of this Mortgage and termination statements for filed financing statements, if any, to the Company. The Company shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.

Article III

Representations and Warranties.

The Company makes the following representations and warranties:

Section 3.1 Title to Real Property.

The Company (a) is the lessee under the Issuer Lease Agreement, (b) owns a good and marketable title to the Leasehold Estate in all of the beneficial and equitable interest in and to the Real Property pursuant to the Issuer Lease Agreement, and (c) is lawfully seized and possessed of a Leasehold Estate to the Real Property pursuant to the Issuer Lease Agreement. The Company has the right and authority to convey the Issuer Lease Agreement and a Leasehold Estate in the Real Property and does hereby convey the Issuer Lease Agreement and a Leasehold Estate in the Real Property with general warranty. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.

Section 3.2 Title to Other Property.

The Company has good title to the Leasehold Estate in the Personalty covered by the Issuer Lease Agreement and its other right, title and interest in the other Personalty, including, without limitation, a Leasehold Estate pursuant to the Issuer Lease Agreement in certain fixtures and equipment and an outright ownership interest in other fixtures and equipment. The Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.

Section 3.3 Property Assessments.

The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

Section 3.4 Independence of the Real Property.

No buildings or other improvements on property not covered by this Mortgage rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Mortgage or any interest therein to fulfill any requirement of any Governmental Authority. The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

Section 3.5 Existing Improvements.

The existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.

Article IV

Affirmative Covenants.

Section 4.1 [Intentionally Left Blank.]

Section 4.2 Property Assessments; Documentary Taxes.

The Company (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to the Collateral Agent, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. The Company will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Letter of Credit, the Credit Agreement, this Mortgage or any of the other Related Documents.

Section 4.3 Permitted Contests.

The Company shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as the Company shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) the Collateral Agent is not subjected to any Claim as a result of such contest, and (d) the Company provides assurances satisfactory to the Collateral Agent (including the establishment of an appropriate reserve account with the Collateral Agent) of its ability to pay such Property Assessments or comply with such Law in the event the Company is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and the Company shall indemnify and save the Collateral Agent harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, the Company shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4 [Intentionally Left Blank.]

Section 4.5 [Intentionally Left Blank.]

Section 4.6 Compliance with Issuer Lease Agreement; Additions to Security.

The Company shall comply with and enforce the Issuer Lease Agreement and keep the Issuer Lease Agreement in full force and effect. All right, title and interest of the Company in and to all Improvements and

Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further mortgage, conveyance, assignment or other act by the Company, become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Company and specifically described in the granting clauses hereof. The Company agrees, however, to execute and deliver to the Collateral Agent such further documents as may be required by the terms of the Credit Agreement and the other Related Documents.

Section 4.7 Subrogation.

To the extent permitted by Law, the Collateral Agent shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by the Collateral Agent whether or not from the proceeds of the Secured Obligations. This Section shall not be deemed or construed, however, to obligate the Collateral Agent to pay or discharge any Lien.

Section 4.8 Leases.

(a) Except as expressly permitted in the Credit Agreement, the Company shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of the Collateral Agent.

(b) The Collateral Agent shall not be obligated to perform or discharge any obligation of the Company under any Lease. The assignment of Leases provided for in this Mortgage in no manner places on the Collateral Agent any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

(c) No approval of any Lease by the Collateral Agent shall be for any purpose other than to protect the Collateral Agent’s security and to preserve the Collateral Agent’s rights under the Related Documents, and no such approval shall result in a waiver of a Default or Event of Default.

Article V

Negative Covenants.

Section 5.1 Encumbrances; Issuer Lease Agreement.

The Company will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, the Company will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as the Collateral Agent’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to the Collateral Agent in its sole and absolute discretion, the Company shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that the Company does so diligently and without prejudice to the Collateral Agent or delay in completing construction of the Improvements. The Company shall give the Collateral Agent Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property. The Company shall not modify, amend or terminate the Issuer Lease Agreement without the Collateral Agent’s prior written consent.

Section 5.2 Transfer of the Property.

The Company will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Mortgage). Except as may be permitted in the Credit Agreement, Transfers of equity interests in the Company shall be deemed to be a prohibited Transfer of the Property.

Section 5.3 Removal, Demolition or Alteration of Accessories and Improvements.

Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of the Collateral Agent. The Company may remove and dispose of, free from the Lien of this Mortgage, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement the Company shall be deemed to have subjected such Accessories to the Lien of this Mortgage), or (b) such Accessories are sold at fair market value for cash and, unless the Collateral Agent otherwise agrees, the Company causes the principal amount of Bonds closest in amount to the net cash proceeds received from such redemption to be redeemed and the net cash proceeds therefrom will be used to reimburse amounts drawn on the Letter of Credit in connection with such redemption.

Section 5.4 Additional Improvements.

The Company will not construct any Improvements other than those presently on the Land and those described in the Credit Agreement without the prior written consent of the Collateral Agent. The Company will complete and pay for, within a reasonable time, any Improvements which the Company is permitted to construct on the Land. The Company will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.

Section 5.5 Restrictive Covenants, Zoning, etc.

Without the prior written consent of the Collateral Agent, the Company will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. The Company (a) will promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article VI

Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Mortgage:

Section 6.1 Covenants and Agreements.

The failure to perform or observe any covenants or agreements provided herein and such failure shall continue beyond any period of cure or grace as provided in Section 9.01(c) of the Credit Agreement.

Section 6.2 Event of Default Under Other Related Documents.

The occurrence of an Event of Default (as defined therein) under the Credit Agreement.

Section. 6.3 Execution; Attachment.

Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Article VII

Rights and Remedies.

Upon the happening of any Event of Default, the Collateral Agent shall have the right, in addition to any other rights or remedies available to the Collateral Agent under the Credit Agreement and/or any of the other Related Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 7.1 Acceleration.

All of the Secured Obligations may be declared immediately due and payable in accordance with the terms of the Credit Agreement and the Collateral Agent may declare or direct the Trustee to declare all of the Secured Obligations to be immediately due and payable and all such Secured Obligations may be accelerated whereupon such Secured Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by the Company).

Section 7.2 Foreclosure.

This Mortgage shall be subject to judicial foreclosure and the Property sold in a manner and form prescribed by Law. Any sale made hereunder may be as an entirety or in such parcels as the Collateral Agent may request. In addition, any such sale hereunder may apply to the Leasehold Estate only (subject to the Issuer Lease Agreement) or the entire Property (including, without limitation, the Leasehold Estate and the Issuer Estate) as the Collateral Agent may request. To the extent permitted by applicable Law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by Law. If the proceeds of such sale of less than the whole of the Property or all interests therein shall be less than the aggregate of the Secured Obligations, this Mortgage and the lien hereof shall remain in full force and effect as to the unsold portion of the Property or unsold interests in the Property, as applicable, just as though no sale had been made; provided, however, that the Company and the Issuer shall never have any right to require the sale of less than the whole of the Property or all interests therein but the Collateral Agent shall have the right, at its sole election, to request the special master to sell less than the whole of the Property or all interests therein. A sale may cover not only the real property but also the Personalty and other interests which are a part of the Property, or any part thereof or interests therein, as a unit and as a part of a single sale, or the sale may be of any part of the Property separately from the remainder of the Property. After each sale, the special master approved by the court shall make to the purchaser or purchasers at such sale good and sufficient conveyances, conveying the property or interests therein so sold to the purchaser or purchasers, subject to the Permitted Encumbrances (and to such leases and other matters, if any), and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to the special master shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. In the event any sale under this Mortgage is not completed or is defective in the opinion of the Collateral Agent, such sale shall not exhaust the power of sale hereunder and the Collateral Agent shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by the special master as to nonpayment of the Secured Obligations or as to the occurrence of any default, or as to the Collateral Agent’s having declared all of said Secured Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Collateral Agent shall be taken as prima facie evidence of the truth of the facts so stated and recited.

Section 7.3 Judicial Action.

The Collateral Agent shall have the right from time to time to sue the Company for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due), without regard to whether or not any of the other Secured Obligations shall be due, and without prejudice to the right of the Collateral Agent thereafter to enforce any appropriate remedy against the Company, including an action of foreclosure or an action for specific performance, for a Default or Event of Default existing at the time such earlier action was commenced.

Section 7.4 Collection of Rents.

Upon the occurrence of an Event of Default, the license granted to the Company to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon the Company. The Collateral Agent may, but shall not be obligated, to perform any or all obligations of the landlord under any or all of the Leases, and the Collateral Agent may, but shall not be obligated to, exercise and enforce any or all of the Company’s rights under the Leases. Without limitation to the generality of the foregoing, the Collateral Agent may notify the tenants under the Leases that all Rents are to be paid to the Collateral Agent, and following such notice all Rents shall be paid directly to the Collateral Agent and not to the Company or any other Person other than as directed by the Collateral Agent, it being understood that a demand by the Collateral Agent on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to the Collateral Agent without the necessity of further consent by the Company. The Company hereby irrevocably authorizes and directs the tenants under the Lease to pay all Rents to the Collateral Agent instead of to the Company, upon receipt of written notice from the Collateral Agent, without the necessity of any inquiry of the Company and without the necessity of determining the existence or non-existence of an Event of Default. The Company hereby appoints the Collateral Agent as the Company’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Secured Obligations, in the Company’s name or in the Collateral Agent’s name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by the Collateral Agent; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which the Collateral Agent may deem necessary or desirable to protect the security for the Secured Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Secured Obligations. The Company shall pay, on demand, to the Collateral Agent, the amount of any deficiency between (i) the Rents received by the Collateral Agent, and (ii) all Expenses incurred together with interest thereon as provided in the Credit Agreement and the other Related Documents.

Section 7.5 Taking Possession or Control of the Property.

As a matter of right without regard to the adequacy of the security, and to the extent permitted by Law without notice to the Company, or the Issuer or any other Person, the Collateral Agent shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and the Company and the Issuer hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to the Collateral Agent pursuant to Section 7.4. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, the Collateral Agent may (a) enter upon, and take possession of (and the Company and the Issuer shall surrender actual possession of), the Property or any part thereof, without notice to the Company, the Issuer or any other Person and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude the Company, the Issuer and their agents and employees therefrom.

Section 7.6 Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.5, the Collateral Agent or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the

Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of the Company (the costs of completing such Improvements shall be Expenses secured by this Mortgage and shall accrue interest as provided in the Credit Agreement and the other Related Documents). The Collateral Agent or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as the Collateral Agent shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 7.7 Uniform Commercial Code.

The Collateral Agent may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, the Company shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Collateral Agent to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

Section 7.8 Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VII and any other proceeds received by the Collateral Agent from the exercise of any of its other rights and remedies hereunder or under the other Related Documents shall be applied first to pay all Expenses and next in reduction of the other Secured Obligations as provided in the Credit Agreement.

Section 7.9 Other Remedies.

The Collateral Agent shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against the Company provided under the Related Documents or by applicable Laws.

Article VIII

Reserved

Article IX

Miscellaneous.

Section 9.1 Rights, Powers and Remedies Cumulative.

Each right, power and remedy of the Collateral Agent as provided for in this Mortgage, or in any of the other Related Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Related

Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Collateral Agent of any or all such other rights, powers or remedies.

Section 9.2 No Waiver by the Collateral Agent.

No course of dealing or conduct by or among the Collateral Agent, the Company and/or the Issuer shall be effective to amend, modify or change any provisions of this Mortgage or the other Related Documents to which they are parties. No failure or delay by the Collateral Agent to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Related Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude the Collateral Agent from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Secured Obligations the Collateral Agent shall not be deemed to waive the right either to require prompt payment when due of all other Secured Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Secured Obligations. Neither the Company nor any other Person now or hereafter obligated for the payment of the whole or any part of the Secured Obligations shall be relieved of such liability by reason of (a) the failure of the Collateral Agent to comply with any request of the Company, the Issuer or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and the Collateral Agent, or (c) the Collateral Agent’s extending the time of payment or modifying the terms of this Mortgage or any of the other Related Documents without first having obtained the consent of the Company, the Issuer or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property and/or the Issuer, the Collateral Agent may release any Person at any time liable for any of the Secured Obligations or any part of the security for the Secured Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Related Documents without in any way impairing or affecting the Lien of this Mortgage or the priority of this Mortgage over any subordinate Lien and/or the Issuer Estate. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. The Collateral Agent may resort to the security or collateral described in this Mortgage or any of the other Related Documents in such order and manner as the Collateral Agent may elect in its sole discretion.

Section 9.3 Waivers and Agreements Regarding Remedies.

To the full extent the Company and the Issuer may do so, each of the Company and the Issuer hereby:

(a) agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, extension and notice of election to accelerate the Secured Obligations. If this Mortgage is foreclosed, the redemption period after judicial sale shall be one (1) month in lieu of nine (9) months;

(b) waives all rights to a marshalling of the assets of the Company or the Issuer, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of the Collateral Agent under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of the Collateral Agent to the payment of the Secured Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c) waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d) waives and relinquishes any and all rights and remedies which the Company or the Issuer may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

Section 9.4 Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of the Company (including any permitted subsequent owner of the Property) and the Issuer, and inure to the benefit of the Collateral Agent and the holders of the Secured Obligations secured hereby, and their successors and assigns.

Section 9.5 No Warranty by the Collateral Agent.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by the Company or the Issuer or to be given to the Collateral Agent pursuant to this Mortgage or any of the other Related Documents, the Collateral Agent shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Collateral Agent.

Section 9.6 Amendments.

This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought and otherwise in accordance with the provisions of the Credit Agreement.

Section 9.7 Severability.

In the event any one or more of the provisions of this Mortgage or any of the other Related Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Related Documents operates or would prospectively operate to invalidate this Mortgage or any of the other Related Documents, then and in either of those events, at the option of the Collateral Agent, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Secured Obligations, and the remaining provisions of the Related Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 9.8 Notices.

All Notices required or which any party desires to give hereunder or under any other Related Document shall be given and effective in the manner prescribed in the Credit Agreement. The Issuer’s address for Notices shall be as provided in the Indenture. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Mortgage or in any other Related Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 9.9 Joint and Several Liability.

If the Company consists of two (2) or more Persons, the term “Company” shall also refer to all Persons signing this Mortgage as the Company, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. The Collateral Agent may release, compromise, modify or settle with any of the

Company, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the officers of the Company hereunder or under any other Related Document. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, the Company.

Section 9.10 Rules of Construction/Construction Mortgage.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Mortgage in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Related Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9. As used in this Mortgage, the terms “accounts,” “chattel paper,” “documents,” “equipment,” “general intangibles,” “goods,” “instruments” and “inventory” have the meanings provided by the Uniform Commercial Code on the date of this Mortgage.

This Mortgage constitutes a “construction mortgage” as defined in Section 55-9-334 of the Uniform Commercial Code of the State to the extent that it secures an obligation incurred for the construction of the Improvements, including the acquisition cost of the Land.

Section 9.11 Issuer’s Obligations Limited.

Any other term or provision in this Mortgage or in any other documents executed in connection with the issuance of the Bonds or elsewhere to the contrary notwithstanding:

(a) Any and all obligations (including without limitation, fees, claims, demands, payments, damages, liabilities, penalties, assessments and the like of or imposed upon the Issuer or its members, officers, agents, employees, representatives, advisors or assigns, whether under this Mortgage or any of the documents executed in connection with the issuance of the Bonds or elsewhere and whether arising out of or based upon a claim or claims of tort, contract, misrepresentation, or any other or additional legal theory or theories whatsoever (collectively the “Issuer Obligations”), shall in all events be absolutely limited obligations and liabilities, payable solely out of the following, if any, available at the time one of the Issuer Obligations in question is asserted:

(1) Bond proceeds and investment earnings therefrom; and

(2) Payments derived from the Bonds, the Letter of Credit, the Indenture (including the Trust Estate to the extent provided in the Indenture) and the Issuer Lease Agreement (except for the fees and expenses of the Issuer and the Issuer’s right to indemnification under the Issuer Lease Agreement under certain circumstances and as otherwise expressly set forth therein);

(the above provisions (1) and (2) being collectively referred to as the “exclusive sources of the Issuer Obligations”).

(b) The Issuer Obligations shall not be deemed to constitute a debt or liability of the State or of any political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not constitute a pledge of the full faith and credit of the State or of any political subdivision thereof, but shall be payable solely from and out of the exclusive sources of the Issuer Obligations and shall otherwise impose no liability whatsoever, primary or otherwise, upon the State or any political subdivision thereof or any charge upon their general credit or taxing power.

In no event shall any member, officer, agent, employee, representative or advisor of the Issuer, or any successor or assign of any such person or entity, be liable, personally or otherwise, for any Issuer Obligation.

(c) In no event shall this Mortgage be construed as:

(1) depriving the Issuer of any right or privilege; or

(2) requiring the Issuer or any member, officer, agent, employee, representative or advisor of the Issuer to take or omit to take, or to permit or suffer the taking of, any action by itself or by anyone else; which deprivation or requirement would violate or result in the Issuer being in violation of the Industrial Revenue Bond Act or any other applicable state or federal law.

Section 9.12 Immunity of Officers, Employees and Directors of the Issuer and the Company.

No recourse shall be had for the payment of Secured Obligations or other amounts payable under this Mortgage or for any claim based thereon or upon any representation, obligation, covenant or agreement in this Mortgage contained against any past, present or future officer, member, trustee, director, limited partner, employee or agent of the Issuer or the Company, or, respectively, or of any successor public or private corporation thereto, either directly or through the Issuer, the Company or, respectively, any successor public or private corporation thereto, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, members, trustees, directors, limited partners, employees or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Mortgage; it being expressly agreed and understood that the Bonds, the Indenture and this Mortgage are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any director, limited partner, trustee, member, officer, employee or agent, as such, past, present or future, of the Issuer or the Company or of any successor entity, either directly or through the Issuer or the Company or any successor entity, under or by reason of any of the obligations, promises or agreements entered into between the Issuer and the Company whether contained in this Mortgage or to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against every such director, limited partner, trustee, member, officer, employee or agent is, by the execution of this Mortgage and the Indenture, and as a condition of, and as part of the consideration for, the execution of this Mortgage and the Indenture, expressly waived and released.

Section 9.13 Governing Law; Usury.

This Mortgage shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State. It is the intent of the Company and the Collateral Agent and all other parties to the Related Documents to conform to and contract in strict compliance with applicable usury Law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Mortgage, or otherwise, exceed the maximum nonusurious amount permitted by applicable Law (the “Maximum Amount”). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. The Collateral Agent shall ever receive anything of value which is characterized as interest under applicable Law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Secured Obligations in the inverse order of its maturity and not to the payment of interest, or refunded to the Company or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate the Secured Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to shall, to the extent permitted by applicable Law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term “applicable Law” shall mean the Laws of the State where the Property is located or where the Secured Obligations are is payable, or the federal Laws of the United States applicable to this transaction, whichever Laws allow the greatest interest, as such Laws now exist or may be changed or amended or come into effect in the future.

Section 9.14 Entire Agreement.

Under 58-6-5 NMSA 1978 (1990 Repl. Pamphlet) a contract, promise or commitment to loan money or to grant, extend or renew credit or any modification thereof, in an amount greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00) not primarily for personal, family or household purposes made by a financial institution is not enforceable unless in writing and signed by the parties to be charged or that party’s authorized representatives. The Credit Agreement and the Related Documents constitute the entire understanding and agreement with the Company concerning issuance, amendment, extension and renewal of the Letter of Credit, and supersedes all prior written or oral understandings and agreements between the Company and the Collateral Agent with respect to the matters addressed in any other Related Documents. Except as incorporated in writing into the Related Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Related Documents.

IN WITNESS WHEREOF, each of the Company and the Issuer has caused this Mortgage to be executed as of the day and year first written above.

COMPANY:

TEMPUR PRODUCTION USA, INC.
a Virginia corporation

By:	/s/ WILLIAM H. POCHE
Name:	William H. Poche
Title:	Assistant Treasurer

State of Kentucky	§
§
County of Fayette	§

This instrument was acknowledged before me on October 25th, 2005, by William H. Poche, as Assistant Treasurer of Tempur Production USA, Inc., a Virginia corporation, for and on behalf of the corporation.

/s/ CJ LOUALLEN
Printed Name:	CJ Louallen
Notary Public, State of Kentucky

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ISSUER:

BERNALILLO COUNTY, NEW MEXICO

By:	/s/ ALAN B. ARMIJO
Name:	Alan B. Armijo
Title:	Chair

State of New Mexico	§
§
County of Bernalillo	§

This instrument was acknowledged before me on October 21, 2005, by Alan B. Armijo, as chairman of the Board of Commissioners of Bernalillo County, New Mexico, for and on behalf of the County.

/s/ MARLO TORRES
Printed Name:	Marlo Torres
Notary Public, State of New Mexico
expires January 30, 2007